Exhibit 10.62

DEED OF GUARANTEE

THIS DEED OF GUARANTEE is made on 24th October 2007

BY AND BETWEEN:

(1)	Francis Guy Clear, born November 15, 1954 in Port Elizabeth, South Africa, passport number 436422753 issued on May 9, 2002 (the “Guarantor”), and

(2)
Tri Star Capital Ventures Limited, a company organised and existing under the laws of the British Virgin Islands with its registered address at 3rd Floor, Omar Hodge Building, Wickhams Cay 1, P.O. Box 362, Road Town, Tortola, British Virgin Islands (the “Beneficiary”).

WHEREAS:

A.
Tekoil & Gas Corporation (the “Obligor”) wishes to borrow certain monies from the Beneficiary under a Loan Agreement between the Obligor and the Beneficiary dated on or about the date hereof (“Guaranteed Agreement”);

B.	As a condition to the Beneficiary agreeing to enter into the Guaranteed Agreement and lend such monies, the Beneficiary requires this Guarantee; and

C.	The Guarantor expects to derive substantial benefit from the Beneficiary agreeing to lend such monies to the Obligor.

IT IS AGREED:

1	GUARANTEE

1.1
The Guarantor as primary obligor hereby unconditionally and irrevocably guarantees to the Beneficiary the due and punctual payment by the Obligor of all monies that are or may become due from the Obligor under or in respect of the Guaranteed Agreement including without limitation the principal of and interest on the loan made under the Guaranteed Agreement and any damages or other liability in respect of any breach of the Guaranteed Agreement (the “Guaranteed Amounts”).

1.2
If and whenever the Obligor defaults for any reason whatsoever in the payment of any Guaranteed Amount, the Guarantor shall forthwith upon demand pay (or procure the payment of) the Guaranteed Amount in regard to which such default has been made in the manner prescribed by the Guaranteed Agreement and so that the same benefits shall be conferred on the Beneficiary as it would have received if the Guaranteed Amounts had been duly paid by the Obligor.

1.3
This deed is in addition to and not in substitution for any other security which the Beneficiary may at any time hold for payment of the Guaranteed Amounts and may be enforced without first having recourse to any such security and without taking any steps or proceedings against the Obligor.

1.4
As a separate and independent stipulation the Guarantor agrees that any of the Guaranteed Amounts which may not be recoverable from or enforceable against the Obligor by reason of any legal limitation, disability or incapacity on or of the Obligor, the invalidity of the Guaranteed Agreement, the Obligor not being legally bound by the Guaranteed Agreement for failure of it being properly executed and delivered, or any other fact or circumstance (other than proper payment or performance, binding written waiver by the Beneficiary, or any limitation imposed by the Guaranteed Agreement) shall nevertheless be recoverable from the Guarantor as though the same had been owed by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be paid by the Guarantor forthwith upon demand.

2	NON-WAIVER

Neither the Guarantor’s liability under this deed nor the rights, powers and remedies conferred upon the Beneficiary by this Deed or by law shall be released, impaired or discharged by any matter or thing which might operate to affect or prejudice such rights, powers and remedies including without limitation:

2.1
time or any other concession, forbearance, forgiveness, indulgence or arrangement being given to the Obligor by the Beneficiary or by anything that the Beneficiary or the Obligor may do or omit or neglect to do which, but for this provision, might release or discharge the Guarantor’s obligations hereunder;

2.2	any invalidity, unenforceability, illegality or voidability of any obligation expressed to be assumed or owed by the Obligor under the Guaranteed Agreement;

2.3
the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Obligor, the Beneficiary, or any other person or which the Obligor may have against the Guarantor, whether in connection with the Guaranteed Agreement or otherwise;

2.4
any payment or discharge under the Guaranteed Agreement which is avoided or repaid as a consequence of the amalgamation, reorganisation, liquidation, dissolution, insolvency, receivership, administration or other similar process against the Obligor; or

2.5	any compromise of any dispute with the Obligor, any failure of supervision to detect or prevent any fault by the Beneficiary or any assignment of the benefit of the Guaranteed Agreement.

3	VARIATIONS. NO INCREASE WITHOUT GUARANTOR’S CONSENT.

The Guarantor hereby authorises the Obligor and the Beneficiary to make any addendum or variation to the Guaranteed Agreement, and the Guarantor hereby guarantees the due and punctual payment by the Obligor of all monies that are or may become due from the Obligor under or in respect of the amended Guaranteed Agreement under the terms of this deed; provided that if any such addendum or variation increases the principal amount of the loan under the Guaranteed Agreement (otherwise than as a result of compounding interest as provided therein), then unless it is made with the Guarantor’s express written consent, such addendum or variation shall not increase the extent of the Guarantor’s obligations and liabilities hereunder and this Deed and the guarantees and undertakings in this Deed shall apply and extend only to such monies as were due under the Guaranteed Agreement prior to such addendum or variation and shall not apply to any monies due in respect of any drawdowns made pursuant to, or after, such addendum or variation.

4	DURATION

This deed shall be effective at the date of its execution and shall remain in force for the duration of the Guaranteed Agreement.

5	DISPUTED CLAIMS

If the Obligor defaults in the payment of any Guaranteed Amount, the Beneficiary shall have the right to proceed against the Guarantor under this deed without proceeding against or exercising or exhausting any other remedy against the Obligor. The Guarantor may exercise all defences, set-offs, counterclaims and other rights to which the Obligor is or may in respect of mature obligations be entitled under the Guaranteed Agreement and in any action brought by the Beneficiary against the Guarantor under this deed the Guarantor may assert any such defence, set-off, counterclaim or other right as if the action had been brought by the Beneficiary against the Obligor under the Guaranteed Agreement.

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6	REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Beneficiary that:-

6.1	it has the legal capacity and power to enter into, execute, deliver and perform this Deed;

6.2
the execution, delivery and performance by it of this Deed do not violate or conflict in any material way with any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and

6.3
its obligations under this Deed constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

7	SECURITY

7.1	The Guarantor represents and warrants that it has not taken or received and will not take or receive any security from the Obligor for or in respect of the Guarantor’s obligations under this Deed.

7.2
If at any time the Guarantor has the benefit of any security in breach of this Clause 7, it shall hold such security on trust for the Beneficiary and shall upon request by the Beneficiary, transfer or assign such security to the Beneficiary as security for the Guarantor’s obligations under this deed.

8	NON-DUPLICATION

The Beneficiary shall not be entitled to recover its loss more than once from the Guarantor or the Obligor or any other guarantor. Nothing in this Deed shall affect the obligation of the Beneficiary to mitigate its loss.

9	ASSIGNMENT

9.1	The Beneficiary may not assign or transfer any of its rights or obligations under this Deed without the Guarantor’s consent.

9.2	The Guarantor may not assign or transfer any of its rights or obligations under this Deed without the Beneficiary’s consent.

10	REMEDIES AND WAIVERS

10.1
No delay or omission on the part of the Beneficiary in exercising any right, power or remedy provided by law or under this Deed shall impair such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy.

10.2
The single or partial exercise by the Beneficiary of any right, power or remedy provided by law or under this deed shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.3	The rights, powers and remedies provided by this Deed are cumulative with, and not exclusive of, any rights, powers and remedies provided by law.

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11	PROPER LAW AND JURISDICTION

11.1	This Deed shall be governed by, and shall be construed and interpreted in accordance with, the laws of England and Wales, without regard to its conflict of law principles.

11.2	The English courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

11.3	The English courts are the most appropriate and convenient courts to settle any such dispute.

11.3.1
Notwithstanding the foregoing provisions of this Clause, the parties agree that if the Beneficiary so requires, any dispute arising out of this Agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (the Rules) by one arbitrator appointed in accordance with the said Rules, which Rules are deemed to be incorporated by reference into this Clause 17.

11.3.2	The seat of arbitration shall be London. The applicable law shall be English law.

11.3.3	The parties agree that the language of the arbitration, including oral hearings, written evidence and correspondence, shall be English.

11.3.4	A duly rendered arbitration award shall be final and binding on the parties to the dispute.

11.3.5	This arbitration clause shall be separately enforceable.

12	SERVICE OF PROCESS

12.1
The Guarantor hereby irrevocably appoints Trident Corporate Services (UK) Limited, 7 Welbeck Street, London W1G9YE, England, as its agent under this Agreement for service of process in any proceedings before the English courts.

12.2
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Guarantor must immediately appoint another agent on terms acceptable to the Beneficiary. Failing this, the Beneficiary may appoint another agent for this purpose.

12.3	The Guarantor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

12.4	This Clause does not affect any other method of service allowed by law.

13	NOTICES

13.1
Any notice required to given to the Guarantor under this Deed shall be in writing and delivered personally or sent by commercial courier to the address included for Guarantor on the signature page hereof or to such other address as the Guarantor may from time to time specify in writing to the Beneficiary. Any notice shall be deemed to have been served when actually delivered.

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In witness whereof, this deed has been executed and delivered as a deed on the date first mentioned above.

Signed and delivered as a deed by

FRANCIS GUY CLEAR

Signature:  /s/ Francis Guy Clear

Address for Notice Purposes:

25025 Interstate 45 North
Suite 525
The Woodlands, TX 77380
Facsimile: 281-364-8007

in the presence of:

Witness

Signature of witness:	/s/ Mary S. Lee

Name of witness:	Mary S. Lee

Address of witness:	1000 Louisiana, Suite 2000
Houston, TX 77002

Signed and delivered as a deed by

TRI STAR CAPITAL VENTURES LIMITED

By   /s/ Vilija Nikulina

Vilija Nikulina
Director

in the presence of:

Witness

Signature of witness:	/s/ V. K. Nayar

Name of witness:	V. K. Nayar

Address of witness:	5th Floor, CFC
Stamferd Bridge
Fulham Road
London SW6 1HS

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